CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of StellarOne Corporation and subsidiaries on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of StellarOne Corporation and subsidiaries on Forms S-3 (File No. 333-156811).

/s/ GRANT THORNTON LLP

Raleigh, North Carolina
March 13, 2009